UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2012

BIOVEST INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	00-11480	41-1412084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, FL 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOVEST INTERNATIONAL, INC.

FORM 8-K

Item 1.01.	Entry into a Material Definitive Agreement.

Effective as of November 17, 2012, Biovest International, Inc. (the “Company”) entered into a Standstill Agreement (the “Standstill Agreement”) with Corps Real, LLC (“Corps Real”), PSource Structured Debt Limited, Valens U.S. SPV I, LLC, Valens Offshore SPV I, Ltd., Valens Offshore SPVII, Corp., Laurus Master Fund, Ltd. (in Liquidation), and EratoCorp. (collectively, the “Valens Lenders”), and LV Administrative Services, Inc.

Under the Standstill Agreement, Corps Real and the Valens Lenders agreed to extend the maturity dates of their respective notes from the Company in the aggregate principal amounts of $2.99 million and $23.5 million (the “Notes”), respectively, from November 17, 2012, to January 31, 2013. The purpose of such extension is to give the Company, Corps Real, and the Valens Lenders time and opportunity to negotiate a potential restructuring of the Notes. The Standstill Agreement also provides for a revolving line of credit facility in the principal amount of $1.5 million to be provided by Corps Real (the “New Senior Credit Facility”) subject to agreement of the parties upon final terms and acceptable documentation, and it also provides that the New Senior Credit Facility will be secured by all assets of the Company and that the Notes held by the Valens Lenders will be subordinated to the indebtedness under the New Senior Credit Facility. The Standstill Agreement anticipates the closing of the New Senior Credit Facility by December 1, 2012, and that the New Senior Credit Facility will bear interest of 16% per annum have a maturity date of the first (1st) anniversary of the closing of the New Senior Credit Facility. The Standstill Agreement provides that advances under the New Senior Credit Facility will be used only to fund the operations of the Company in accordance with a budget approved by Corps Real and the Valens Lenders.

The foregoing does not purport to be a complete description of the Standstill Agreement and is qualified by reference to the full text of the Standstill Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended September 30, 2012.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation.

On November 17, 2012, the Company failed to pay various debt obligations that became due on such date (the “Matured Obligations”). The Matured Obligations consist of the following:

•

An aggregate of $3.0 million in principal amount under a Secured Convertible Promissory Note payable to Corps Real. As a result of the default under this obligation, in addition to other remedies, Corps Real has the right to foreclose upon its first-priority security interest in all assets of the Company.

•

An aggregate of $23.5 million in principal amount under Secured Convertible Promissory Notes payable to PSource Structured Debt Limited, Valens U.S. SPV I, LLC, Valens Offshore SPV I, Ltd., Valens Offshore SPVII, Corp., and EratoCorp. As a result of the default under this obligation, a default rate of 12% will begin accruing under the notes, and PSource Structured Debt Limited, Valens U.S. SPV I, LLC, Valens Offshore SPV I, Ltd., Valens Offshore SPVII, Corp., and EratoCorp., have the right to foreclose upon their lien in all assets of the Company, subordinate only to the security interest of Corps Real. In addition, PSource Structured Debt Limited, Valens U.S. SPV I, LLC, Valens Offshore SPV I, Ltd., Valens Offshore SPVII, Corp., and EratoCorp., have the right to appoint one-third of the board of directors of the Company.

•

An aggregate of $1.2 million in principal amount under a series of unsecured convertible promissory notes payable to institutional investors in the Company’s exit financing. As a result of the default under these notes, a default rate of 15% will begin accruing under these notes.

As of the date of this Form 8-K, none of the above-mentioned creditors have taken any action to foreclose on any collateral securing the above obligations and have not taken any action to secure a judgment against the Company. As reported in Item 1.04 above, the Company, Corps Real and the Valens Lenders have entered into a Standstill Agreement extending the maturity of those obligations through January 31, 2013.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey, Esq.
Chief Executive Officer, President, and General Counsel

Date: November 23, 2012

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